UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2009

Bristow Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

2000 W. Sam Houston
Pkwy. S., Suite 1700
Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report:

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2009, Elizabeth D. Brumley was promoted to the position of Chief Financial Officer of Bristow Group Inc. (the “Company”).  Ms. Brumley had been appointed Acting Chief Financial Officer in April 2009.

Ms. Brumley, age 50, joined the Company and was elected Controller in November 2005.  She was subsequently elected Vice President and Chief Accounting Officer and Controller of the Company in December 2005. Ms. Brumley was promoted to Vice President, Finance in August 2008.

Before joining the Company, Ms. Brumley was the Vice President and Controller of Noble Drilling Services, Inc., a drilling company, from March 2005 to September 2005.  From 1996 to March 2005, she served with MAXXAM Inc., a forest products, real estate investment and development, and racing company, where she served as Controller beginning in January 1999 and ultimately becoming Vice President and Controller in December 2003.  She has also worked for GulfMark Offshore, Inc. (formerly GulfMark International, Inc.), an offshore marine services company, serving as Controller from 1990 until 1996.  A Certified Public Accountant, Ms. Brumley was a senior auditor with Arthur Andersen LLP prior to joining GulfMark in 1987.

Item 8.01         Other Events.

On August 5, 2009, the Board of Directors of the Company approved the grant of 2,000 restricted stock units as annual equity compensation for non-employee directors, beginning with the Company's 2009 Annual Meeting of Stockholders. These restricted stock units will be issued under the Company’s 2007 Long Term Incentive Plan and will vest six months after the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 10, 2009

BRISTOW GROUP INC.
(Registrant)

By: /S/ Randall A. Stafford
Randall A. Stafford
Vice President, General
Counsel and Corporate Secretary